EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-53992 on Form S-3 and Registration Statement Nos. 333-66256, 333-43252, 333-79447, 333-69919, 333-32297, 333-12913, 033-92436, 033-92470, 033-85366,
033-66186 and 033-54674 on Form S-8 of Ligand Pharmaceuticals Incorporated, of our report dated February 22, 2002, appearing in this Annual Report on Form 10-K of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2001.




/S/DELOITTE & TOUCHE LLP
San Diego, California
March 18, 2002